Exhibit 10.1

FOURTH AMENDMENT TO AMENDED AND RESTATED
CREDIT AGREEMENT

This FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into as of the 14th day of December, 2005, by and among Dover Downs Gaming and Entertainment, Inc. (the “Borrower”) and Wilmington Trust Company, a Delaware banking corporation (“WTC”), and PNC Bank, Delaware, a Delaware banking corporation (collectively, the “Banks”) and WTC, as agent (the “Agent”).

WHEREAS, the Borrower, the Banks and the Agent have entered into an Amended and Restated Credit Agreement, dated as of March 25, 2002, as amended by the Amendment to Amended and Restated Credit Agreement, dated as of August 12, 2002, the Second Amendment to Amended and Restated Credit Agreement, dated as of February 19, 2004, and the Third Amendment to Amended and Restated Credit Agreement, dated as of November 5, 2004 (as amended, the “Agreement”), pursuant to which the Banks agreed to make available certain credit facilities to the Borrower; and

WHEREAS, the Borrower, the Banks and the Agent desire to amend the Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

SECTION 1.  Defined Terms.  Capitalized terms used herein and not otherwise defined are used as defined in the Agreement.

SECTION 2.  Amendments.

2.1.          The definition of Termination Date found in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

““Termination Date”:  the earlier of (a) January 1, 2008, or such later date to which the Termination Date shall have been extended pursuant to Section 2.10(d) and (b) the date the Commitments are terminated as provided herein.”

2.2.          Section 2.19 of the Agreement is hereby amended and restated in its entirety to read as follows:

“The Letters of Credit and proceeds of the Loans shall be used by the Borrower for (a) working capital and general corporate purposes in the ordinary course of business (including, but not limited to refinancing existing working capital - related indebtedness and, subject to other provisions of this Agreement, acquisition financing); (b) repurchases of the Borrower’s Common Stock and Class A Common Stock pursuant to (i) the repurchase authorization announced by the Board of Directors of the Borrower on October 23, 2002 for up to 2,000,000 shares of stock and (ii) the self tender announced by the Board of Directors of the Borrower in November 2004 for up to 10% of the Company’s outstanding shares; and (c) the self tender to be announced by the Board of Directors of the Borrower in December 2005 for up to 10% of the Company’s outstanding shares (the “Tender”).  For purposes of clauses (b) and (c) above, Section 6.6 of this Agreement shall not be interpreted to prohibit such repurchases.”

2.3.          Section 6.1(c) of the Agreement is hereby amended and restated in its entirety to read as follows:

“Permit Consolidated Tangible Net Worth on any day prior to the completion of the Tender to be less than the greater of $65,000,000 and (i) ninety percent (90%) of the Consolidated Tangible Net Worth of the Borrower as of December 31, 2004, plus (ii) an amount equal to twenty-five percent (25%) of the consolidated net income (if positive) of the Borrower and its Subsidiaries for each fiscal quarter ending after December 31, 2004, calculated on a cumulative basis.

Permit Consolidated Tangible Net Worth on any day from and after the completion of the Tender to be less than the greater of $45,000,000 and (i) ninety percent (90%) of the Consolidated Tangible Net Worth of the Borrower as of December 31, 2005 (as adjusted for the cost to the Borrower of the Tender) plus (ii) an amount equal to twenty-five percent (25%) of the consolidated net income (if positive) of the Borrower and its Subsidiaries for each fiscal quarter ending after December 31, 2005, calculated on a cumulative basis.”

2.4.          Schedule I of the Agreement is hereby amended and restated in its entirety to read as set forth in Schedule I attached hereto.

SECTION 3.  Representations and Warranties.  The Borrower hereby represents and warrants to the Agent and the Banks as follows:

(a)                                  Each of the representations and warranties of the Borrower in the Agreement is true and correct in all material respects on and as if made as of the date hereof after giving effect to this Amendment.

(b)                                 As of the date hereof, and after giving effect to this Agreement, no Default or Event of Default exists.

(c)                                  No consent, approval or authorization of, or registration with any Person is required in connection with the execution, delivery or performance by the Borrower of this Amendment.

SECTION 4.  Fees.  The Borrower shall pay to the Agent for the account of the Banks pro rata in accordance with Section 2.16 of the Agreement a closing fee in the amount of $20,000.00 payable upon the parties’ execution of this Amendment.

SECTION 5.  Binding Effect.  This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

SECTION 6.  Execution in Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

SECTION 7.  Agreement in Effect.  Except as hereby amended, the Agreement shall remain in full force and effect.

SECTION 8.  Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its principles of conflict of laws, all rights and remedies being governed by Delaware’s substantive laws.

[Signature Page Follows]

                                IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

DOVER DOWNS GAMING & ENTERTAINMENT, INC.

By:	/s/ Timothy R. Horne
Name: Timothy R. Horne
Title: SVP, CFO, Treasurer

WILMINGTON TRUST COMPANY, as Agent and as a Bank

By:	/s/ Michael B. Gast
Name: Michael B. Gast
Title: Vice President

PNC BANK, DELAWARE, as a Bank

By:	/s/ Warren C. Engle
Name: Warren C. Engle
Title: Senior Vice President

Acknowledged and Agreed as of

December 14, 2005.

DOVER DOWNS, INC., as Guarantor

By:	/s/ Denis McGlynn
Name: Denis McGlynn
Title: President

SCHEDULE I

BANK AND COMMITMENT INFORMATION

Bank and Address		Commitment	Swing Line Commitment
Wilmington Trust Company 121 South State Street Dover, DE19901
Attn:	Commercial Banking Department	$50,000,000	$5,000,000

PNC Bank, Delaware 222 Delaware Avenue 18th Floor Wilmington, DE19801 Attn: Warren C. Engle		$27,500,000 reducing to $20,000,000 upon closing of the Lowes Property Sale (as defined below)

Total:		$77,500,000 reducing to $70,000,000 upon closing of the Lowes Property sale (as defined below)	$5,000,000

“Lowes Property Sale” shall mean the sale by the Borrower of the real estate and improvements thereon located on DuPont Highway in Dover, Delaware and known as the “Lowes Property.”